UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2007

VERINT SYSTEMS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-49790 (Commission File Number)	11-3200514 (IRS Employer Identification No.)

330 South Service Road, Melville, New York (Address of Principal Executive Offices)		11747 (Zip Code)

Registrant’s telephone number, including area code: (631) 962-9600

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 31, 2007, Verint Systems Inc. (the “Company”) announced it received notification from the Nasdaq Listing and Hearing Review Council (the “Listing Council”) that the Company’s common stock will be suspended, pending delisting, from The Nasdaq Global Market. The Company’s common stock will be suspended effective as of the opening of business on February 1, 2007 because the Company is not in compliance with the Nasdaq continued listing requirement set forth in Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended. As previously disclosed, the Nasdaq Listing Qualifications Panel determined to delist the Company’s common stock from Nasdaq, which decision had been stayed pending further action by the Listing Council.

Following the delisting of the Company’s common stock from Nasdaq, the Company expects that its common stock will be quoted in the “Pink Sheets” beginning on February 1, 2007. The Company expects that the trading symbol of its common stock will remain the same (VRNT or VRNT.PK). Information about the Pink Sheets can be found at its Internet web site www.pinksheets.com.

The Company is committed to regaining compliance with all Nasdaq filing requirements and obtaining relisting of its common stock on The Nasdaq Global Market in a timely manner.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated in this Item 3.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Press Release of Verint Systems Inc., dated January 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: January 31, 2007
	By:	/s/ Peter Fante
Name: Peter Fante
Title: General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Verint Systems Inc., dated January 31, 2007.